U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) February 24, 1999



                                 AQUAGENIX, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                        0-24490              65-0419263
(State or other jurisdiction of         (Commission         (I.R.S. Employer
          incorporation)                File Number)      Identification  No.)



                  6500 Northwest 15th Avenue, Fort Lauderdale,
                       Florida 33309 (Address of principal
                               executive offices)

                                 (954) 975-7771
                           (Issuer's telephone number)



                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5.    Other Events
           ------------

                  On February 24, 1999, upon a unanimous vote of the Board of Directors of Aquagenix, Inc., Michael J. Baratta was appointed as a director of the Board. Mr. Baratta, a partner with Vector Consulting, L.L.C., has been a consultant to the Company since September of 1998 and has played an integral part to the restructuring of the Company. Approximately two years ago, Mr. Baratta founded Vector Consulting, L.L.P.; three years prior to that he was an independent consultant, holding various operational positions. Five years ago he left his position as a principal at Heller Investments, Inc in Chicago, a subsidiary of Fuji Bank. Upon Mr. Baratta's acceptance as a director, Dean D. Marotta resigned.


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

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     AQUAGENIX, INC.


                                     By: /s/ Russell M. Thompson
                                         -----------------------
                                         Russell M. Thompson
                                         President and Chief Executive Officer



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